                               PURETEC CORPORATION


                            SUMMARY PLAN DESCRIPTION

                   SEVERANCE PAY PLAN FOR DOMESTIC, SALARIED,
                    NON-CORPORATE OFFICE EMPLOYEES TERMINATED
                          AS A RESULT OF RESTRUCTURING





PURPOSE OF PLAN:              In view of the possible restructuring of PureTec
                              Corporation, and its subsidiary, affiliated and related entities (collectively "PureTec"), following the purchase of PureTec shares by TekniPlex, Inc. ("Tekni-Plex"), which may result in the permanent termination of certain domestic, salaried, non-corporate office employees, PureTec has adopted this Severance Pay Plan ("Plan") to provide for a severance payment to PureTec salaried, non-corporate office employees whose employment is terminated in connection with the restructuring.

TERMINATION OF PRIOR          This Plan terminates, supercedes and replaces any
SEVERANCE PAY PLANS:          and all prior severance pay plans, practices,
                              programs and policies applicable to the employees eligible for this Plan.


EFFECTIVE DATE:               The effective date of this Plan is the date that
                              Tekni-Plex gains control of PureTec.



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ELIGIBILITY FOR SEVERANCE    Any domestic, salaried, non-corporate office
PAYMENT employee who: (a) is continuously on PureTec=s active payroll on the date that their termination is announced and remain so through his or her Separation Date ("eligibility period"); (b) is terminated by PureTec or Tekni-Plex, or voluntarily resigns following a significant reduction in the employee's base salary or the relocation of the employee's office to a location more than seventy-five miles from the location of his or her office immediately prior to the Effective Date of this Plan within twelve (12) months following the Effective Date of this Plan, in connection with restructuring changes; (c) sign an Agreement for Separation of Employment and General Release; (d) deliver to PureTec an executed Certificate of Non-Revocation of Agreement for Separation of Employment and General Release, if the employee is age 40 or above; (e) complete an Illness/Injury Report; and (f) otherwise remain qualified and are not disqualified under any of the terms and conditions set forth in this Summary Plan Description, are eligible for a severance payment in accordance with this Plan. An employee of PureTec will not be eligible for a severance payment under this Plan, if the employee: (a) is not a domestic, salaried, non-corporate office employee as of the Effective Date of this Plan; (b) is a party to an agreement with PureTec, which provides for the employee to receive a payment upon termination of employment that is greater than the severance payment provided under this Plan; (c) is terminated in connection with the restructuring at PureTec and then is

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                             employed by TekniPlex, Inc., or one of
                             PureTec's or TekniPlex's subsidiaries, affiliates or otherwise related entities; or (d) is terminated more than one (1) year after the Effective Date of this plan. This Plan does not apply to PureTec employees who are employed at the PureTec corporate office located at 65 Railroad Avenue, Ridgefield, NJ 07657.


SEPARATION DATE:             The date that PureTec designates as the employee's
                             last date of employment.

AGREEMENT FOR SEPARATION OF  An agreement in the form of Exhibit 1 attached
EMPLOYMENT AND GENERAL       hereto, for employees age 40 and above. An
RELEASE:                     agreement in the form of Exhibit 2 attached
                             hereto, for employees under the age of 40.

ILLNESS/INJURY REPORT:       A report in the form of Exhibit 3 attached hereto.

CERTIFICATE OF               A certificate in the form of Exhibit 4 attached
NONREVOCATION OF AGREEMENT   hereto.
FOR SEPARATION OF
EMPLOYMENT AND GENERAL
RELEASE:


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ACTIVE PAYROLL REQUIREMENT:  For purposes of eligibility under this Plan, an employee will be considered to be on active payroll if the employee regularly performs work for PureTec, to PureTec's satisfaction, through and including the eligibility period, or is off work during the eligibility period on an approved vacation, approved leave of absence or a paid holiday. The employee will not be considered on the active payroll for purposes of this Plan if the employee: (a) does not regularly report for work during the eligibility period (except as otherwise authorized under this paragraph); (b) is not working because of a disciplinary suspension during any part of the eligibility period; or (c) is determined by PureTec to have voluntarily resigned for reasons other than following a significant reduction in the employee's base salary or the relocation of the employee's office to a location more than seventy-five miles from the location of his or her office immediately prior to the Effective Date of this Plan, or terminated for any reason other than the elimination of the employee's position due to the restructuring of PureTec after the Effective Date of this Plan.



                                      4

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SEVERANCE PAYMENT:           Each eligible employee will receive a severance
                             payment in the form of a single payment. The severance payment will be based on the employee's length of service at PureTec on the Separation Date, and will be equivalent to one (1) week per year of service at the employee's weekly base salary on the Separation Date, less applicable deductions and any amount owed to PureTec by the employee, but in no case less than the number of weeks defined in the Position Responsibility Table,
                             Exhibit 5, attached hereto for the employee's position or job title as in effect immediately prior to the Effective Date. The employee's years of service shall mean the number of whole calendar years during which the employee was employed with PureTec, plus a pro rata portion of any partial years determined by dividing the number of whole months during which the employee was employed with PureTec in the partial year by 12. If an employee is otherwise eligible, the severance payment will be paid even if the employee commences other employment with an employer other than PureTec or Tekni-Plex after the employee's Separation Date; the employee shall not be required to take any actions to mitigate the severance payment.

EMPLOYEE BENEFITS:           Separated employees will be eligible to
                             continue their participation in group insurance coverage, to the same extent and at the same cost that they participated in group insurance coverage immediately prior to their separation, for the remainder of the calendar month in which the Separation Date occurs plus one additional calendar month.



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WARN CREDIT:                 All amounts paid to or on behalf of any employee by
                             PureTec pursuant to this Plan shall be deemed to be amounts paid in satisfaction of PureTec's obligation, if any, under the Worker Adjustment and Retraining Act, 29 U.S.C. Section 2012, et seq. ("WARN").


TERMINATION                  An employee, who is separated for cause,
FOR CAUSE OR FOR             voluntarily resigns for reasons other than
ANY REASON OTHER             following a significant reduction in the
THAN THE ELIMINATION         employee's base salary or the relocation of the
OF THE EMPLOYEE'S            employee's office to a location more than
POSITION DUE TO              seventy-five miles from the location of his or her
RESTRUCTURING:               office immediately prior to the Effective Date of
                             this Plan, or is terminated for any reason other than the elimination of the employee's position due to a restructuring following the Effective Date of this Plan as determined by PureTec, on or before the employee's Separation Date, will not be eligible under this Plan to receive a severance payment. For purposes of this Plan, "cause" shall include, but not be limited to: (a) a failure of an employee to perform his or her duties to PureTec; (b) commission of a felony; or (c) any event of moral misconduct.






DETRIMENTAL CONDUCT:         If PureTec reasonably determines, in its sole
                             discretion, that an employee who is eligible to receive a severance payment under this Plan engages in conduct which is detrimental to the interests of PureTec or Tekni-Plex, such employee will immediately cease to be eligible for a severance payment.

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                             Severance pay is conditioned upon the employee
                             refraining from attempting to or engaging in any disruption of, or giving support to anyone who disrupts, any PureTec or Tekni-Plex operation or the performance of any PureTec or Tekni-Plex employee, either directly or indirectly. Any employee engaging in such activity will immediately cease to be eligible for a severance payment.

ADMINISTRATION:              All questions, disputes and claims regarding this
                             Plan ("Claims"), including, but not limited to, Claims concerning interpretation, administration, benefit amounts, eligibility, and definitions, will be decided and approved by the Plan Administrator, who is PureTec's Chief Executive Officer as appointed after the Effective Date of this Plan, or his/her designee. The decision of the Plan
                             Administrator will be final and binding on all employees and dependents. The Plan Administrator may be contacted at: 201 Industrial Parkway, Somerville, NJ 08876, telephone number
                             908-722-4800.

EMPLOYEE'S MAILING ADDRESS:  The employee eligible to receive a severance payment is responsible for notifying PureTec of any change of the employee's mailing address from the address on file with PureTec's personnel office on or before the date of the employee's separation. The Plan shall satisfy its obligations to make payment to or otherwise contact the employee by using regular U.S. mail addressed to the employee at the last address on file.

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AMENDMENT AND TERMINATION:   The Plan has been duly adopted by PureTec, and

                             PureTec hereby reserves the right to amend or modify the Plan, in whole or in part, at any time; provided, however, that no such amendment or modification shall alter the eligibility for severance payment or severance payment provisions (and related definition provisions) as they exist as of the Effective Date. This Plan may not be terminated prior to the end of the twelve-month period immediately following the Effective Date.

                                      8

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CLAIMS PROCEDURE:            An employee shall have no obligation to apply for a
                             severance payment under the Plan, but an employee who believes that he or she has not received a severance payment to which the employee believes the employee is entitled, may submit a written
                             Claim for such payment to the Plan Administrator. A Claim must be presented to the Plan Administrator within 90 days after the employee knew or should have known of the facts that gave rise to the Claim. Failure to present a Claim in a timely manner shall be a waiver of the Claim.

                             The Plan Administrator will respond in writing to a Claim for benefits under the Plan within 90 days of receipt of the Claim, unless the Plan Administrator needs additional information, or special circumstances require an extension of time for processing the claim, in which case the 90-day period may be extended to a period of up to 180 calendar days from the receipt of the Claim. The Plan Administrator will notify the employee with a written explanation of the denial which shall state
                             (i) the specific reason or reasons that the Claim was denied; (ii) the exact references to the Plan provisions that dealt with the Claim; (iii) an explanation as to why such material or information is necessary; and (iv) an explanation of the Plan procedure to have the Claim reviewed. If no response is given by the Plan Administrator within the applicable time period, it will be deemed a denial of the Claim.

                             Within 60 calendar days after an employee receives a denial of the Claim, the employee may appeal the Claim


                                        9

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                             denial to the Plan Administrator. The employee or
                             the employee's authorized representative may make a written request for a review of the denial and to review applicable documents, and must submit comments and issues in writing. The Plan Administrator will decide an appeal within 60 calendar days after receiving the request for review, unless special circumstances require an extension of time for processing, in which case the 60-day period may be extended to a period of up to 120 calendar days from the receipt of the request for review.

                             The Plan Administrator will notify the employee in writing of any such extension. The Plan Administrator's decision on the review will be in writing, and shall include specific reasons for the decision and references to the Plan provision upon which it was based.




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STATEMENT OF ERISA RIGHTS:   As a participant in this Plan, the Employee
                             Retirement Income Security Act of 1974, as amended ("ERISA"), gives employees certain rights and protection and imposes certain duties on the persons who administer the Plan, as discussed below. ERISA provides that all Plan participants shall be entitled to:

                             (1) Examine, without charge, during normal business hours at the Plan Administrator's office, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, if any.

                             (2) Obtain copies of all the Plan documents and other Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for copies; therefore, employees should inquire what the charge will be before requesting specific copies.

                             In addition to creating rights for Plan

                             participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. Those persons, called "fiduciaries" of the Plan, have a duty to operate the employee benefit plan prudently and in the interest of Plan participants and beneficiaries. No one, including PureTec's officers or directors may fire an employee or otherwise discriminate against an employee in any way to prevent an employee from obtaining a welfare benefit under the Plan or from exercising an employee's rights under ERISA, if any.

                             If an employee has a Claim for a Plan benefit which is denied in whole or in



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                             part, the employee will be given a written
                             explanation of the reason for the denial. The employee will have a right to have the Claim reviewed and reconsidered. The employee may submit a written request for reconsideration of the Claim to the Plan Administrator.

                             Under ERISA, there are steps the employee can take to enforce the above rights. For instance, if the employee requests materials from the Plan and does not receive them within thirty (30) days, the employee may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay the employee up to $100 a day until the employee receives the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If the employee has a claim for benefits which is denied or ignored, in whole or in part, the employee may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if the employee is discriminated against for asserting rights under ERISA, the employee may seek assistance from the U.S. Department of Labor or the employee may file suit in a federal court. The court will decide who should pay court costs and legal fees. If the employee is successful, the court may order the person sued by the employee to pay those costs and fees. If the employee loses, the court may order the employee to pay those costs and fees, for example, if it finds the employee's claim is frivolous.




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                             If an employee has any questions about the Plan,
                             the employee should contact the


                             Plan Administrator. If the employee has any questions about this statement or about the employee's rights under ERISA, the employee should contact the nearest area office of the U.S. Labor-Management Services Administration, Department of Labor.

PLAN'S END OF FISCAL YEAR:   June 28, 1998. This is the date of the end of the
                             year for purposes of maintaining the Plan's fiscal records.

EMPLOYER ID NUMBER:          ___*__*___. This is PureTec's identification number
                             assigned by the Internal Revenue Service.

AGENT FOR LEGAL PROCESS:     Service of legal process may be made upon the Plan
                             Administrator.


                           (Intentionally Left Blank)



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                                                            [age 40 and above]

           AGREEMENT FOR SEPARATION OF EMPLOYMENT AND GENERAL RELEASE

                  In consideration for the eligibility of
____________________________ ("Employee") for a Severance payment, pursuant to the PureTec Severance Pay Plan for Domestic, Salaried, Non-Corporate Office Employees Terminated as a Result of Restructuring (the "Plan"), effective on the date that Tekni-Plex, Inc. ("Tekni-Plex") gained control of PureTec Corporation ("PureTec"), Employee and PureTec execute this Agreement for Separation of Employment ("Agreement") and agree as follows:


                  1. Employee's employment at PureTec, or its subsidiary or affiliated companies, or any related entity (collectively "Employer") was terminated as part of restructuring after Tekni-Plex gained control of PureTec.

                  2. Upon Employee's termination, Employer paid to Employee all final wages, which are vested and accrued, reduced by applicable payroll deductions. Employee agrees that except for a severance payment under the Plan, Employee has been fully paid for any and all: (a) business expenses incurred on behalf of Employer; and (b) accrued and vested wages, bonuses and benefits, including, but not limited to, vacation, if any.

                  3. Upon termination of Employee's employment with Employer, Employee will comply with the following:

                           A. Employee will immediately return all Employer
files, records, documents, plans, drawings, specifications, equipment, pictures, videotapes, programs or any property or other items concerning Employer, including, but not limited to, its and their employees, operations, business, and customers, whether prepared by Employee or otherwise coming into Employee's possession or control.

                           B. Employee has had access to and has become
acquainted with various trade secrets, including, but not limited to, the identities and requirements of Employer's customers, all of which are owned by Employer. Employee will never



                                    EXHIBIT 1
disclose any of the trade secrets, directly or indirectly, and will never use them in any way, unless given permission in writing by Employer's Chief Executive Officer.

                           C. Employee will not be required to perform any
further services for Employer, except: (a) as is necessary to cooperate with and assist Employer, and its officers and employees in the transition of business and management; and (b) to assist and cooperate (including, but not limited to, testifying or providing information to Employer) in the investigation and handling of any actual or threatened court action, arbitration or administrative proceeding involving any matter that arose during the period of Employee's employment. Such assistance and cooperation will be rendered at times and places convenient to the parties.

                  4. Employee, for Employee and for Employee's heirs, executors, administrators, successors, and assigns, does hereby fully and forever release and discharge Tekni-Plex and PureTec, and their parent, affiliated and subsidiary corporations and related entities, including its, and their shareholders, employees and former employees, agents, directors, officers, attorneys, predecessors, successors, assigns, heirs, executors, administrators, and all other persons, firms, corporations, associations, partnerships, or entities having any legal relationship to any of them, of and from any and all claims, demands, causes of action, charges and grievances, of whatever kind or nature, whether known or unknown, suspected or unsuspected, which Employee now owns or holds or has at any time before this date owned or held against any of them, including, but not limited to, any and all claims, demands, causes of action, charges, and grievances: (1) which are alleged about, set forth in, arise out of, or are in any way connected with any transactions, occurrences, acts or omissions concerning any loss, damage or injury whatsoever resulting from any act committed or omission made prior to the effective date of this Agreement; (2) which are alleged about, set forth in, arise out of, or are in any way connected with Employee's employment with Employer, or the termination of Employee's employment with Employer; or (3) which are related to or concern
(i) violation of local, state or federal law, including but not limited to the federal


                                      2

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Age Discrimination in Employment Act and Worker Adjustment and Retraining
Notification Act ("WARN"); and (ii) wrongful termination, breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, defamation, invasion of privacy, breach of employment contract, fraud or negligent misrepresentation, or any other tort cause of action. Any and all benefits and amounts paid to or on behalf of Employee shall apply toward any obligation of Employer under WARN, if any. Nothing contained herein shall be construed so as to apply to or in any way limit the indemnification rights which Employee may have pursuant to Section 6.03 of the Agreement and Plan of Merger, dated November 11, 1997, among PureTec Corporation, Plastic Specialties & Technologies, Inc., Tekni-Plex, Inc. and P.T. Holding, Inc.

                  5. Employer has advised Employee to consult with independent legal counsel prior to executing this Agreement.

                  6. Employee has forty-five (45) days after receipt of this Agreement within which to consider the Agreement and seven (7) days following Employee's execution of the Agreement to revoke the Agreement. This Agreement
was received by Employee on              . Attached to this Agreement as Exhibit
A is a Notice Regarding The Scope of Employer's Severance Pay Plan for Salaried, Non-Corporate Office Employees Terminated as a Result of Restructuring.

                  7. If any term or provision of this Agreement is held to be invalid or unenforceable, the remaining portions of this Agreement will continue to be valid and will be performed, construed and enforced to the fullest extent permitted by law, and the invalid or unenforceable term will be deemed amended and limited in accordance with the intent of the parties, as determined from the face of the Agreement, to the extent necessary to permit the maximum enforceability or validation of the term or provision.

                  8. This Agreement constitutes and contains the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations
                                        3
and agreements proposed or otherwise, whether written or oral, concerning the subject matter of this Agreement. This is an integrated document.

                  9. This Agreement is effective and enforceable on the eighth
(8th) day following the date of execution of this Agreement by Employee, if it is also executed by

Employer, and if Employee returns to Employer an executed Certificate of NonRevocation of Separation Agreement and General Release no earlier than on the eighth (8th) day following the date of execution of this Agreement. The severance payment provided under the Plan will be made to Employee on the next regular pay date, but no less than five (5) days, following the effective date of this Agreement as provided in this paragraph, and pursuant to the terms and conditions of the Plan.

                  10. The provisions of this Agreement shall continue to be fully effective and enforceable even if an event occurs after the effective date of the Agreement that causes Employee to cease being eligible for benefits under the Plan.

                  11. Any claim, dispute or disagreement between Employee, Employer or Tekni-Plex, whether or not arising out of the terms of this Agreement, Employee's employment, termination of employment, or otherwise, that the Employer or Tekni-Plex, or both, may have against Employee, or that Employee may have against the Employer or against Tekni-Plex, the shareholders, officers, directors, employees, agents or any other representatives of any of the foregoing (a "Claim"), shall be resolved in accordance with the procedure set forth below.

                  12. THE SOLE AND EXCLUSIVE METHOD TO RESOLVE ANY CLAIM IS MEDIATION AND/OR ARBITRATION AS PROVIDED IN THIS AGREEMENT. EACH PARTY WAIVES THE RIGHT TO A JURY TRIAL OR COURT TRIAL. Neither party shall initiate or prosecute any lawsuit in any way related to any Claim covered by this Agreement.

                  13. A Claim may be submitted first to mediation, which shall be non-binding and conducted in accordance with the mediation dispute resolution procedures of the American Arbitration Association ("AAA"). If the mediation does not result in settlement of the Claim, the aggrieved party may proceed to arbitration. The mediation or arbitration, or both, will occur in the county where employee works. The arbitration shall be conducted in accordance with the then-current National Rules for the Resolution of Employment Disputes of the AAA

before a single arbitrator. The determination of the arbitrator shall be conclusive and binding on the parties, and judgment may be entered on the arbitrator's award in any court of competent jurisdiction.

                  14. The prevailing party shall be entitled to reasonable attorneys' fees, in addition to all costs and necessary disbursements.

                  15. The date indicated below and Employee's signature below acknowledge Employee's review, understanding and full, knowing and voluntary acceptance of the terms and conditions set forth in this Agreement.

                  NOTICE:  BY SIGNING THIS AGREEMENT, YOU ARE
                  AGREEING THAT ALL DISPUTES WILL BE DECIDED BY
                  NEUTRAL ARBITRATION, AND YOU ARE GIVING UP YOUR
                  RIGHT TO A JURY TRIAL OR COURT TRIAL
                  (SEE PARAGRAPH 12).


DATE:
      --------------                     ----------------------------------
                                         (Employee Signature)


DATE:                                     PureTec Corporation
      --------------


                                          By:
                                              -----------------------------

           NOTICE REGARDING THE SCOPE OF PURETEC'S SEVERANCE PAY PLAN
             FOR DOMESTIC, SALARIED, NON-CORPORATE OFFICE EMPLOYEES
                     TERMINATED AS A RESULT OF RESTRUCTURING

                  Pursuant to the Older Workers Benefit Protection Act of 1990, we are providing you with the following information in connection with PureTec Corporation's ("Employer's") Severance Pay Plan for Domestic, Salaried, Non-Corporate Office Employees Terminated as a Result of Restructuring, effective on the date that Tekni-Plex gains control of PureTec ("Plan" or "Program").

                  1. The following class, unit or group of individuals is covered by the Program: With certain exceptions, all salaried, non-corporate employees of PureTec, its subsidiary, affiliated and related entities, who are terminated as a result of restructuring, within one (1) year after the purchase of PureTec shares by Tekni-Plex.

                  2. Appendix A is a list reflecting the job titles and ages of all individuals who are eligible for this Program.

                  3. There are no individuals in the same job classification or organizational unit as those individuals specified in paragraph 2 above who are terminated as a result of the restructuring, and who are not eligible for the Program.

                  4. The following reflects any eligibility factors for this
Program: domestic, salaried, non-corporate office employees who are terminated as a result of the restructuring following the purchase of Employer's shares by Tekni-Plex, who meet the eligibility requirements of the Plan and are not otherwise disqualified for benefits under the terms of the Plan.




                                    EXHIBIT A

                  5. The following reflects any time limits applicable to this
Program: Only those domestic, salaried, non-corporate office employees who are continuously on Employer's active payroll through their Separation Date, as defined by the Plan, will be eligible under this Program, provided their employment is terminated with one (1) year following the purchase of PureTec shares by Tekni-Plex. When more than one (1) employee will be terminated, any employee who is over the age of forty (40) will be given forty-five (45) days after receipt of an Agreement For Separation Of Employment And General Release ("Agreement") within which to consider and execute the Agreement, and seven (7) days following execution of the Agreement to revoke the Agreement. When only one
(1) employee, who is over the age of forty (40), is to be terminated, the employee will be given twenty-one (21) days after receipt of an Agreement For Separation Of Employment And General Release ("Agreement") within which to consider and execute the Agreement, and seven (7) days following execution of the Agreement to revoke the Agreement. Only those terminated and eligible employees who have executed the Agreement and other related documents, as required under the Plan, and, for those employees over forty (40), who have not revoked the execution, will be eligible for a severance payment under the Program.

                                   APPENDIX A


Job Title                                                                Age

                  THE INFORMATION WILL BE GATHERED AFTER TEKNI-
                  PLEX GAINS CONTROL OF PURETEC

                                                                [age under 40]

           AGREEMENT FOR SEPARATION OF EMPLOYMENT AND GENERAL RELEASE

                  In consideration for the eligibility of
____________________________ ("Employee") for a Severance payment, pursuant to the PureTec Severance Pay Plan for Domestic, Salaried, Non-Corporate Office Employees Terminated as a Result of Restructuring (the "Plan"), effective on the date that Tekni-Plex, Inc. ("Tekni-Plex") gained control of PureTec Corporation ("PureTec"), Employee and PureTec execute this Agreement for Separation of Employment ("Agreement") and agree as follows:

                  1. Employee's employment at PureTec, or its subsidiary or affiliated companies, or any related entity (collectively "Employer") was terminated as part of restructuring after the purchase of PureTec shares by Tekni-Plex, Inc. ("Tekni-Plex").

                  2. Upon Employee's termination, Employer paid to Employee all final wages, which are vested and accrued, reduced by applicable payroll deductions. Employee agrees that except for a severance payment under the Plan, Employee has been fully paid for any and all: (a) business expenses incurred on behalf of Employer; and (b) accrued and vested wages, bonuses and benefits, including, but not limited to, vacation, if any.

                  3. Upon termination of Employee's employment with Employer, Employee will comply with the following:

                           A. Employee will immediately return all Employer
files, records, documents, plans, drawings, specifications, equipment, pictures, videotapes, programs or any property or other items concerning Employer, including, but not limited to, its and their employees, operations, business, and customers, whether prepared by Employee or otherwise coming into Employee's possession or control.

                           B. Employee has had access to and has and become
acquainted with various trade secrets, including, but not limited to, the identities and requirements of


                                    EXHIBIT 2

Employer's customers, all of which are owned by Employer. Employee will never disclose any of the trade secrets, directly or indirectly, and will never use them in any way, unless given permission in writing by Employer's Chief Executive Officer.

                           C. Employee will not be required to perform any
further services for Employer, except: (a) as is necessary to cooperate with and assist Employer, and its officers and employees in the transition of business and management; and (b) to assist and cooperate (including, but not limited to, testifying or providing information to Employer) in the investigation and handling of any actual or threatened court action, arbitration or administrative proceeding involving any matter that arose during the period of Employee's employment. Such assistance and cooperation will be rendered at times and places convenient to the parties.

                  4. Employee, for Employee and for Employee's heirs, executors, administrators, successors, and assigns, does hereby fully and forever release and discharge Tekni-Plex and PureTec, and their parent, affiliated and subsidiary corporations and related entities, including its, and their shareholders, employees and former employees, agents, directors, officers, attorneys, predecessors, successors, assigns, heirs, executors, administrators, and all other persons, firms, corporations, associations, partnerships, or entities having any legal relationship to any of them, of and from any and all claims, demands, causes of action, charges and grievances, of whatever kind or nature, whether known or unknown, suspected or unsuspected, which Employee now owns or holds or has at any time before this date owned or held against any of them, including, but not limited to, any and all claims, demands, causes of action, charges, and grievances: (1) which are alleged about, set forth in, arise out of, or are in any way connected with any transactions, occurrences, acts or omissions concerning any loss, damage or injury whatsoever resulting from any act committed or omission made prior to the effective date of this Agreement; (2) which are alleged about, set forth in, arise out of, or are in any way connected with Employee's employment with Employer, or the termination of Employee's employment with Employer; or (3) which are related to or concern (i) violation of local, state or federal law, including but not limited to the Worker Adjustment and Retraining Notification Act ("WARN"); and (ii) wrongful termination, breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, defamation, invasion of privacy, breach of employment contract, fraud or negligent misrepresentation, or any other tort cause of action. Any and all benefits and amounts paid to or on behalf of Employee shall apply toward any obligation of Employer under WARN, if any. Nothing contained herein shall be construed so as to apply to or in any way limit the indemnification rights which Employee may have pursuant to Section
6.03 of the Agreement and Plan of Merger, dated November 11, 1997, among PureTec Corporation, Plastic Specialties & Technologies, Inc., Tekni-Plex, Inc. and P.T. Holding, Inc.

                  5. If any term or provision of this Agreement is held to be invalid or unenforceable, the remaining portions of this Agreement will continue to be valid and will be performed, construed and enforced to the fullest extent permitted by law, and the invalid or unenforceable term will be deemed amended and limited in accordance with the intent of the parties, as determined from the face of the Agreement, to the extent necessary to permit the maximum enforceability or validation of the term or provision.


                  6. This Agreement constitutes and contains the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements proposed or otherwise, whether written or oral, concerning the subject matter of this Agreement. This is an integrated document.

                  7. The provisions of this Agreement shall continue to be fully effective and enforceable even if an event occurs after the effective date of the Agreement that causes Employee to cease being eligible for benefits under the Plan.

                  8. Any claim, dispute or disagreement between Employee, Employer or Tekni-Plex, whether or not arising out of the terms of this Agreement, Employee's employment, termination of employment, or otherwise, that the Employer or Tekni-Plex, or both, may have against Employee, or that Employee may have against the Employer or against Tekni-Plex, the shareholders, officers, directors, employees, agents or any other representatives of any of the foregoing (a "Claim"), shall be resolved in accordance with the procedure set forth below.

                  9. THE SOLE AND EXCLUSIVE METHOD TO RESOLVE ANY CLAIM IS MEDIATION AND/OR ARBITRATION AS PROVIDED IN THIS AGREEMENT. EACH PARTY WAIVES THE RIGHT TO A JURY TRIAL OR COURT TRIAL. Neither party shall initiate or prosecute any lawsuit in any way related to any Claim covered by this Agreement.

                  10. A Claim may be submitted first to mediation, which shall be non-binding and conducted in accordance with the mediation dispute resolution procedures of the American Arbitration Association ("AAA"). If the mediation does not result in settlement of the Claim, the aggrieved party may proceed to arbitration.The mediation or arbitration, or both, will occur in the county where employee works. The arbitration shall be conducted in accordance with the then-current National Rules for the Resolution of Employment Disputes of the AAA before a single arbitrator. The determination of the arbitrator shall be conclusive and binding on the parties, and judgment may be entered on the arbitrator's award in any court of competent jurisdiction.

                  11. The prevailing party shall be entitled to reasonable attorneys' fees, in addition to all costs and necessary disbursements.

                  12. The date indicated below and Employee's signature below acknowledge Employee's review, understanding and full, knowing and voluntary acceptance of the terms and conditions set forth in this Agreement.


                            INTENTIONALLY LEFT BLANK

                  NOTICE: BY SIGNING THIS AGREEMENT, YOU ARE
                  AGREEING THAT ALL DISPUTES WILL BE DECIDED BY
                  NEUTRAL ARBITRATION, AND YOU ARE GIVING UP YOUR
                  RIGHT TO A JURY TRIAL OR COURT TRIAL
                  (SEE PARAGRAPH 9).


DATE:
      ----------------                               --------------------------
                                                     (Employee Signature)


DATE:
      ----------------                               PureTec Corporation


                                                     By:
                                                         -----------------------

                              ILLNESS/INJURY REPORT


NEW JERSEY LAW REQUIRES THAT YOU REPORT ALL ILLNESSES OR INJURIES TO PURETEC CORPORATION, IMMEDIATELY. THEREFORE, IF YOU HAD A WORK-RELATED ILLNESS/INJURY THAT YOU NEGLECTED TO REPORT, PLEASE DO SO NOW SO THAT WE CAN COMPLY WITH NEW JERSEY LAW.

PLEASE NOTE THAT ANY MEDICAL TREATMENT YOU RECEIVE PRIOR TO NOTIFYING PURETEC WILL NOT BE PAID FOR BY THE INSURANCE COMPANY AND YOU WILL BE RESPONSIBLE FOR THE BILLS.


                    ____   Yes, I have an illness/injury to report.

                    ____ No, I do not have an industrial illness/injury to report. Furthermore, I hereby state that: (a) I am presently not ill, injured, or in need of treatment due to an occupational illness/injury and certify that I have reported all work-related illnesses and injuries to the employee; (b) I have not received or sought medical treatment regarding any workrelated activity with PureTec; and (c) I am not ill or injured, and am not in need of treatment.


Employee's signature:
                           -----------------------------

                           -----------------------------
                                (Print/Type Name)

Date:
                           -----------------------------
Witness:
                           -----------------------------


PLEASE NOTE: NEW JERSEY LAW MAKES IT A FELONY TO FILE OR TO HELP
SOMEONE ELSE FILE A FRAUDULENT WORKERS' COMPENSATION CLAIM.
IT IS OUR POLICY TO PROSECUTE ALL SUCH CLAIMS TO THE FULLEST
EXTENT OF THE LAW.





                                    EXHIBIT 3

                          CERTIFICATE OF NON-REVOCATION
                    OF AGREEMENT FOR SEPARATION OF EMPLOYMENT
                               AND GENERAL RELEASE

                  I hereby certify and represent that seven (7) calendar days have passed since I signed the Agreement For Separation Of Employment And
General Release ("Agreement") dated             , and that I have NOT exercised
my right to revoke my participation in the Agreement pursuant to the Older Workers Benefit Protection Act of 1990. I understand that PureTec Corporation, in providing me with the benefits due to me under the Agreement, is relying on this Certificate, and that I can no longer revoke the Agreement.

                                            -------------------------
                                            (Employee's Signature)


                                            -------------------------
                                            (Print/Type Name)

                                            Dated:
                                                   ------------------
IMPORTANT:

                  This Certificate should be signed, dated and returned no earlier than on the eighth (8th) calendar day after the employee signs the Agreement.






                                    EXHIBIT 4

                          Position Responsibility Table

                       For Non-Corporate Office Employees


         Position Title(1)                                  Minimum Weeks


         Chief Operating Officer                            26

         Chief Financial Officer                            26

         Corporate Secretary                                26

         President                                          26

         PureTec Corporation Vice President                 26

         All Other Vice Presidents                          20

         Director                                           20

         General Manager                                    20

         Plant Manager                                      16

         Manager                                            16

         Supervisor                                         12

         Engineer                                           12

         All Other                                           4

                  (1)Position held immediately prior to the Effective Date as defined in Plan.



                                    EXHIBIT 5